The Prudential Variable Contract Account 2
Annual period ending 123114
File No. 81101612
SUBITEM 77C
Submission of Matters to a Vote of Security Holders
Results of Proxy Voting (Unaudited)
The special meeting of Contractholders Participants of The Prudential Variable Contract Account 2
(the Account) held on November 26, 2014, was
 adjourned to December 3, 2014 and further adjourned to December 10, 2014 and January 9, 2015 to permit further solicitation of proxies on the proposals noted below. On January 9, 2015 Contractholders Participants of the Account approved the following proposal To elect twelve Committee Members(a) Ellen S. Alberding;

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

787,866.219
96.260%
35.044%
WITHHELD
30,615.560
3.740%
1.361% (b) Kevin J. Bannon

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

772,619.081
94.397%
34.366%
WITHHELD
45,862.698
5.603%
2.039%(c) Linda W. Bynoe

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

778,263.471
95.087%
34.617%
WITHHELD
40,218.308
4.913%
1.788%(d) Keith F. Hartstein

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR773,0743.009
94.449%
34.384%
WITHHELD
45,438.770
5.551%
2.021%(e) Michael S. Hyland

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

782,221.829
95.570%
34.793%
WITHHELD
36,259.950
4.430%
1.612%(f) Stephen P. Munn

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR776,375.408
94.856%
34.533%
WITHHELD
42,106.371
5.144%
1.872%(g) James E. Quinn

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

773,043.009
94.449%
34.384%
WITHHELD
45,438.770
5.551%
2.021%(h) Richard A. Redeker

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

776,375.408
94.856%
34.533%
WITHHELD
42,106.371
5.144%
1.872%(i) Stephen G. Stoneburn

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

776,375.408
94.856%
34.533%
WITHHELD
42,106.371
5.144%
1.872%(j) Stuart S. Parker

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR779,807.643
95.275%
34.685%
WITHHELD
38,674.136
4.725%
1.720%(k) Scott E. Benjamin and

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

785,452.033
95.965%
34.936%
WITHHELD
33,029.746
4.035%
1.469%(l) Grace C. Torres.

SHARES VOTED
% OF VOTED
% OF TOTAL




FOR

787,866.219
96.260%
35.044%
WITHHELD
30,615.560
3.740%
1.361%
The special meetings of Contractholders Participants of the Account held on November 26 2014 were adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015 and February 9 2015
 to permit further solicitation of proxies on the following proposals:
Proposal 1: To permit PI to enter into or make material changes to the Accounts subadvisory agreements with subadvisers that are whollyowned subsidiaries of PI or a sister company of PI (whollyowned subadvisers) without Contractholder Participant approval.
Proposal 2: To designate the Accounts investment objective as a nonfundamental policy of the Account meaning that the Accounts investment objective could be changed with the approval of the Accounts
Committee, but without Contractholder Participant approval.